Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-195627) pertaining to Ares Management Corporation 2014 Equity Incentive Plan,

(2)	Registration Statement (Form S-8 No. 333-202901) pertaining to Ares Management Corporation 2014 Equity Incentive Plan,

(3)	Registration Statement (Form S-8 No. 333-218063) pertaining to Ares Management Corporation 2014 Equity Incentive Plan,

(4)	Registration Statement (Form S-3/A No. 333-211068) of Ares Management Corporation,

(5)	Registration Statement (Form S-3ASR No. 333-211239) of Ares Management Corporation,

(6)	Registration Statement (Form S-3ASR No. 333-216251) of Ares Management Corporation,

(7)	Registration Statement (Form S-3ASR No. 333-236771) of Ares Management Corporation,

(8)	Registration Statement (Form S-8 No. 333-225271) pertaining to Ares Management Corporation Second Amended & Restated 2014 Equity Incentive Plan,

(9)	Registration Statement (Form S-8 No. 333-233394) pertaining to Ares Management Corporation Second Amended & Restated 2014 Equity Incentive Plan,

(10)	Registration Statement (Form S-8 No. 333-246350) pertaining to Ares Management Corporation Second Amended & Restated 2014 Equity Incentive Plan, and

(11)	Registration Statement (Form S-8 No. 333-258777) pertaining to Ares Management Corporation Second Amended & Restated 2014 Equity Incentive Plan;
of our reports dated February 28, 2022, with respect to the consolidated financial statements of Ares Management Corporation and the effectiveness of internal control over financial reporting of Ares Management Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Los Angeles, California
February 28, 2022